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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                August 12, 2002
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                          OPTICARE HEALTH SYSTEMS, INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                       1-15223                    76-0453392
           --------                       -------                    ----------
(State or Other Jurisdiction of         (Commission                (IRS Employer
        Incorporation)                  File Number)                 ID Number)


87 Grandview Avenue, Waterbury, Connecticut                             06708
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 (Address of principal executive offices)                             (Zip Code)


Registrant's Telephone Number, including area code:                 203-596-2236
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(Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On August 12, 2002, pursuant to an Asset Purchase Agreement dated as of August 1, 2002 (the "Purchase Agreement") by and among OptiCare Health Systems, Inc. (the "Company"), PrimeVision Health, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Seller"), and Optometric Eye Care Center, P.A., a North Carolina professional corporation (the "Buyer"), the Company and the Seller disposed of substantially all of their assets relating to the professional optometry practice locations and retail optical business they owned or operated in the State of North Carolina. Excluded from the sale were the Company's other North Carolina operations (i.e. its managed care division and buying group). The purchase price consisted of approximately $4.2 million of cash, a $1.0 million promissory note, 1.3 million shares of the Company's common stock formerly held by the principal shareholders of the Buyer and the Buyer's assumption of certain liabilities, for an aggregate consideration of approximately $5.7 million.

         The Company will use the cash proceeds from the sale to temporarily reduce bank debt and to provide working capital. The sale of the assets resolves certain claims that may have existed between the Company and the Buyer and their respective affiliates arising from previous agreements.

         The principal shareholders of the Buyer are D. Blair Harrold and Allan
L. M. Barker, two former officers of the Company. In connection with the consummation of the sale, the two officers resigned their positions with the Company. The purchase price and all negotiations relating to the transaction were on an arm's length basis. The sale was unanimously approved by the North Carolina State Board of Examiners in Optometry.

         The foregoing description of the disposition is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as an exhibit hereto.




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Item 7.  Financial Statements and Exhibits
         ---------------------------------

(b) Pro forma Financial Information

         Pursuant to paragraph (b) (1) of Item 7 of Form 8-K, the Company is furnishing unaudited condensed pro forma financial statements in Exhibit 99.1

(c) Exhibits

Exhibit Number        Description
--------------        -----------
           2          Asset Purchase Agreement dated as of August 1, 2002 by and among OptiCare Health Systems, Inc., PrimeVision Health,
                      Inc. and Optometric Eye Care Center, P.A.

          99.1 OptiCare Health Systems, Inc. unaudited condensed pro forma financial statements at and for the six months ended June 30, 2002 and unaudited condensed pro forma statement of income for the year ended December 31, 2001, and the notes thereto.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               OPTICARE HEALTH SYSTEMS, INC.

                               By:    /s/ William A. Blaskiewicz
                                    ------------------------------
                               Name: William A. Blaskiewicz
                               Title: Vice President and Chief Financial Officer
                                      (Principal Financial and Accounting
                                      Officer and duly authorized officer)



Dated: August 27, 2002








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